UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

Procera Networks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33691	33-0974674
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4121 Clipper Court, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 19, 2012, Procera Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (collectively, the “Underwriters”) relating to the offering, issuance and sale by the Company (the “Offering”) of 4,500,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in the Offering is $21.00 per share, and the Underwriters have agreed to purchase the shares of common stock from the Company pursuant to the Underwriting Agreement at a price of $19.74 per share. The net proceeds to the Company from the Offering are expected to be approximately $88.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is expected to close on or about April 25, 2012, subject to customary closing conditions. The shares of common stock will be listed on the NASDAQ Global Market. The Underwriters have a 30-day option to purchase up to an additional 675,000 shares of common stock. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statements on Form S-3 (Registration Nos. 333-180141 and 333-180836) previously filed with the Securities and Exchange Commission (the “SEC”). The Company has filed a final prospectus supplement, dated April 19, 2012, relating to the issuance and sale of the shares, with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed to not sell or transfer any common stock of the Company for 90 days after April 19, 2012 without first obtaining the consent of Stifel, Nicolaus & Company, Incorporated.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of McDonald Carano Wilson LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

In a press release issued on April 19, 2012, the Company announced the pricing of the Offering at a price to the public of $21.00 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

1.1	Underwriting Agreement, dated April 19, 2012.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1).

99.1	Press Release, dated April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012		Procera Networks, Inc.
(Registrant)

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement, dated April 19, 2012.

5.1	Opinion of McDonald Carano Wilson LLP.

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1).

99.1	Press Release, dated April 19, 2012.